EXHIBIT 3.2.2

BY-LAWS OF

LONE STAR FINCO INC.

ARTICLE I

OFFICES

Section 1.         Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.         Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.         Time and Place. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board of Directors may fix from time to time or as may be fixed by the written consent of a majority of the stockholders entitled to vote thereat.

Section 2.         Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time, and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.

Section 3.         Notice of Annual Meeting. Unless otherwise required by applicable law or the Corporation’s Certificate of Incorporation, written notice of each annual meeting shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and hour of such meeting, and shall state other matters, if any, that may be expressly required by law.

Section 4.         Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, by the President, and shall be called by the President or Secretary at the written request of a majority of the Board of Directors or of stockholders owning at least fitly percent (50%) of the shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 5.         Notice of Special Meetings. Except in special cases where other express provisions are made by law, notice of such special meetings shall be given in the same manner as is required for notice of the annual meetings of stockholders. Notice of any special meeting shall specify in addition to the place, date and hour of such meeting, the general nature of the business to be transacted.

Section 6.         Conduct of Business. Such person as the Board of Directors may designate, or, in the absence of such a person, the highest ranking officer of the Corporation who is present, shall call to order any meeting of the stockholders and act as chairman of the meeting. The chairman of the meeting shall determine the order of business and procedure at the meeting.

Section 7.         List of Stockholders. The Corporation shall prepare, or shall have prepared, and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

Section 8.         Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date shall be as provided by law.

Section 9.         Quorum. The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders, to leave less than a quorum.

Section 10.       Adjournments. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at the meeting. Notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat if the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting. Except as provided above, if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. The adjourned meeting may transact any business which could properly be considered at the original meeting. If a quorum is present at the original meeting, it is not necessary for the transaction of business that a quorum be present at the adjourned meeting.

Section 11.       Voting. a. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his/her name on the books of the Corporation.

b.         All elections shall be determined by a majority vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a majority vote of the shares present in person or represented by proxy and voting on such other matters.

c.         All voting may be by show of hands (or voice if such meeting is pursuant to Section 14 below) or by ballot; provided, however, that upon demand therefor by stockholders holding at least twenty percent (20%) of the votes entitled to vote at such meeting, a ballot vote shall be taken.

Section 12.       Action by Consent. Any action required or permitted by law or by the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.

Section 13.       Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his/her duly authorized agent, and filed with the Secretary of the Corporation; provided, that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 14.       Meetings by Telephone or Similar Communication Equipment. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment by which all stockholders participating in the meeting can hear and be heard by each other.

ARTICLE III

DIRECTORS

Section 1.         Number and Tenure. The number of directors that shall constitute the whole board shall be one or more, which number may be increased and/or decreased from time to time by the Board of Directors or the stockholders within the limits permitted by law. The Directors shall be elected at the annual meeting or a special meeting of stockholders, except as provided in Section 2 of this Article, and each Director shall hold office until his/her successor is elected and qualified or until his/her earlier resignation or removal.

Section 2.         Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the Directors so chosen shall hold office until his/her successor is elected at an annual or a special meeting of stockholders or until his/her earlier resignation or removal. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full number of Directors to be voted for at that meeting. The stockholders may elect any Director or Directors at any time to fill a vacancy or vacancies not filled by the Board of Directors.

Section 3.         Removal or Resignation. Except as otherwise provided by law or the Certificate of Incorporation, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of the majority of the shares then entitled to vote at an election of Directors. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect upon delivery to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 4.         Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:

First: To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation, or with these by-laws, fix their compensation and require from them security for faithful service.

Second: To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of incorporation or these bylaws, as they may deem best.

Third: To change from time to time the registered office of the Corporation from one location to another within Delaware as provided in Article 1, Section 1 hereof; to fix and locate from time to time one or more other offices of the Corporation within or without the State of Delaware, as provided in Article 1, Section 2, hereof; to designate any place within or without the State of Delaware for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the form of certificates of stock and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth. To authorize the issuance of authorized shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth. To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor.

Sixth. To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine.

Seventh. To adopt from time to time such stock, option, stock purchase, bonus or other compensation plan and such insurance, retirement or other benefit plan for directors, officers and agents of the Corporation and its subsidiaries as it may determine, and to delegate the awards under such plans to a compensation committee or such officers of the Corporation as the Board of Directors shall deem appropriate.

Section 5.         Regular Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order to constitute the meeting legally. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6.         Regular Meetings. The Board of Directors of the Corporation or any committee thereof may hold regular meetings either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7.         Special Meetings. Special meetings of the Board of Directors or any committee thereof may be called by the Chairman of the Board, if there shall be any, or the Chief Executive Officer or President, and the Chief Executive Officer, President or Secretary shall call a special meeting upon request of one (1) Director or upon the request of stockholders holding not less than fifty percent (50%) of the voting power of the Corporation. If given personally, by facsimile, telephone or by telegram, the notice shall be given at least one day prior to the date of the meeting. Notice may be given by mail if it is mailed at least three (3) days before the meeting. The notice need not specify the business to be transacted.

Section 8.         Meetings by Telephone or Similar Communication Equipment. The Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can hear and be heard by each other.

Section 9.         Quorum. At meetings of the Board of Directors, a majority of the Directors at that time in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. if a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.       Compensation. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, as may from time to time be determined by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 11.       Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors or of any committee of the Board of Directors, as the case may be, and such written consent is filed with the minutes of its proceedings.

Section 12.       Committees. By resolution of the Board of Directors, the Board of Directors shall have the authority to form any committees for whatever purpose. A committee may consist of as few as one member. A committee may exercise all the powers of the Board of Directors except as prohibited by law. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may provide that a committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership or merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

OFFICERS

Section 1.         Officers. The Officers of the Corporation shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, one Chief Executive Officer, one or more Vice Presidents, one Chief Financial Officer, one or more Treasurers and/or Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices. All Officers shall exercise the powers and perform the duties as set forth in these by-laws, as are normally incident to the applicable office or as shall from time to time be determined by the Board of Directors.

Section 2.         Election. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his/her office until he shall resign or shall be removed or disqualified to serve, or his successor shall be elected and qualified.

Section 3.         Subordinate Officer, Etc. The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these by-laws, as are normally incident to the applicable office or as the Board of Directors from time to time determine.

Section 4.         Removal and Resignation. Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any annual regular or special meeting of the Board, or by an Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; the acceptance of such resignation shall not be necessary to make it effective.

Section 5.         Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these by-laws for regular appointments to such office.

Section 6.         Chief Executive Officer. The Chief Executive Officer (if any), subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and subordinate Officers of the Corporation. He shall have the general powers and full duties of management usually vested in the office of the Chief Executive Officer of a corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or the by-laws.

Section 7.         President. The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and subordinate Officers of the Corporation. He shall have the general powers and full duties of management usually vested in the office of the President of a corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

Section 8.         Vice President. Each Vice President, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence of the President or in the event of his/her inability or refusal to act, the Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

Section 9.	Secretary.

a.         The Secretary shall keep, or cause to be kept, a book of Minutes at such place as the Board of Directors may order, of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, and the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

b.         The Secretary shall keep or cause to be kept, at such place as the Board of Directors may order, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

c.         The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these by-laws or by law to be given, and he shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

Section 10.       Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, the President and Chief Executive Officer, if any, have general supervision, direction and control of the finances of the Corporation and shall have the general powers and fill duties of management usually vested in the office of the Chief Financial Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

Section 11.       Treasurer. Subject to the power and responsibilities vested in the Chief Financial Officer, if any, the Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The books of account shall be open to inspection by any Director at all reasonable items. The Treasurer shall deposit all monies and other valuables in the name of and to the credit of the Corporation with such depositories as may be designated by the Board of Directors, and he shall render to the President and Directors whenever they request it an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

Section 12.       Assistant Secretary. During the absence or disability of the Secretary, or as directed by the Board of Directors, the Assistant Secretary shall have all the powers and functions of the Secretary.

Section 13.       Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary because he is also a Director of the Corporation.

ARTICLE V

AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

Section 1.         Affiliated Transactions. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, limited liability company, association, or other organization in which one or more of its Directors or Officers are Directors or Officers (or in comparable positions) or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his/her or their votes are counted for such purpose, if:

a.         The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

b.         The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

c.         The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders.

The foregoing list shall be deemed to be updated by any amendments to Section 144 of the Delaware General Corporation Law or any substitute legislation.

Section 2.         Determining Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized the contract or transaction.

ARTICLE VI

LIABILITY TO CORPORATION AND INDEMNIFICATION

Section 1.         Liability to Corporation. Subject to the provisions of the Corporation’s Certificate of Incorporation, no person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a Director or Officer of the Corporation in good faith, if such person (i) exercised or used the same degree of diligence, care, and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his/her own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation, or upon statements made or information furnished by Officers or employees of the Corporation which he had reasonable grounds to believe to be true, or upon a financial statement of the Corporation provided by a person in charge of its accounts or certified by a public accountant or a firm of public accountants.

Section 2.         Indemnification. The Corporation shall indemnify its Officers and Directors and pay their respective costs and expenses as set forth in the Corporation’s Certificate of Incorporation.

ARTICLE VII

STOCK CERTIFICATES

Section 1.	Form and Signatures.

a.         Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, or the President or a Vice President and by the Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signature and the seal may be a facsimile. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any Officer who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such Officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such Officer at the date of its issue. Such certificate shall be issued only when any such shares are fully paid up, except that certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

b.         All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

c.         In the absence of a request for a stock certificate from a holder of stock, the shares of the Corporation’s capital stock shall be and remain uncertificated.

Section 2.         Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3.	Registered Stockholders.

a.         Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and, in the case of stock not paid in full, to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

b.         If a stockholder desires that notices and/or dividends be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his/her desire and specify the alternate name or address to be used.

Section 4.         Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his/her legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed, and to accept such other terms and conditions as the Board of Directors may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.         Dividends. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors and may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 2.         Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

Section 3.         Fiscal Year. The fiscal year of the Corporation initially shall be a calendar year, and subsequently shall be determined from time to time by the Board of Directors.

Section 4.         Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Delaware”.

Section 5.         Corporate Records. The Corporation may keep its stock ledger, books of account and minutes of proceedings of the stockholders, the Board of Directors and the committees of the Board of Directors, either within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 6.         Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 7.         Representation of Shares of Other Corporations. Any Officer of the Corporation is authorized to vote, represent and exercise, on behalf of the Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent, on behalf of the Corporation, any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

Section 8.         Notice. Whenever, under the provisions of law or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director, stockholder, officer or agent, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such person, at his/her address as it appears on the records of the Corporation, with the requisite postage thereon prepaid, e-mail or by facsimile (to the e-mail address or facsimile number appearing on the records of the Corporation, as applicable) and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or upon receipt of confirmation of delivery of such e-mail or facsimile, as the case may be. Notice to directors may also be given by telephone. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX

AMENDMENTS

Section 1.         Power of Stockholders. New by-laws may be adopted, or these by-laws may be amended or repealed, by the majority vote of the outstanding voting shares (as adjusted to reflect different votes per share, if any) of the Corporation, or by the written consent of the holders of shares evidencing a majority of the votes in the Corporation.

Section 2.         Power of Directors. Subject to the provisions of the Corporation’s Certificate of Incorporation, the Directors may amend these By-laws by majority vote.